Exhibit 99.1

Ellington Financial LLC Reports Third Quarter 2018 Results
OLD GREENWICH, Connecticut—November 7, 2018
Ellington Financial LLC (NYSE: EFC) (the "Company") today reported financial results for the quarter ended September 30, 2018.
Highlights

•	Net income[1] of $6.7 million, or $0.22 per basic and diluted share.

•
Book value per share as of September 30, 2018 of $19.37 on a diluted basis, after payment of a quarterly dividend of $0.41 per share, as compared to book value per share of $19.57 on a diluted basis as of June 30, 2018.

•	Credit strategy gross income of $11.0 million for the quarter, or $0.36 per share.

•	Agency strategy gross income of $0.7 million for the quarter, or $0.02 per share.

•	Net investment income of $11.7 million for the quarter, or $0.38 per share; Adjusted net investment income[2] of $12.5 million for the quarter, or $0.40 per share.

•
Announced a dividend of $0.41 per share for the third quarter of 2018, equating to an annualized dividend yield of 10.6% based on the November 6, 2018 closing price of $15.43 per share; dividends are paid quarterly in arrears.

•	Debt-to-equity ratio of 3.04:1[3] as of September 30, 2018.
Third Quarter 2018 Results
The Company's results in the third quarter reflected the continued growth of its credit portfolio, which increased 15% sequentially and drove net investment income of $0.38 per share and adjusted net investment income of $0.40 per share.
"Most significantly for the quarter, we were able to maintain the strong growth of our credit portfolio and our net investment income," said Laurence Penn, Chief Executive Officer and President. "Our third quarter adjusted net investment income of $0.40 per share essentially covered our $0.41 dividend, and we still have room to grow the credit portfolio. In addition, we had excellent performance in several of our credit strategies, including small balance commercial mortgage loans, where strong origination volume and favorable loan resolutions helped generate a high return on equity this quarter. In our CLO strategies, our first CLO was reset with improved pricing and structure, and we have begun accumulating assets for a potential fourth CLO. Our CMBS portfolio also contributed significantly to our third quarter results.
"We believe that our robust growth demonstrates the strength of our origination and sourcing capabilities, as well as the benefits of a diversified portfolio. Our larger portfolio this quarter reflects the continued growth of our non-QM loan strategy, where we have reached critical mass for a second securitization. We have also begun to originate and acquire residential bridge loans, a business where we see the potential for very attractive risk-adjusted returns on equity.
"Finally, our emphasis on hedging interest rates and certain credit risks in our portfolio, along with a commitment to maintaining moderate leverage and a strong balance sheet, should continue to provide significant protection to book value, particularly as interest rates rise and volatility returns to the market."
Corporate Structure Update
The Company continues to evaluate potential changes to its tax status. Although it has not completed its analysis or made any final decision, the Company currently expects, barring any unforeseen impediments, to convert from a publicly traded partnership to a REIT in the first half of 2019. In connection with such a conversion, the Company would expect to take several steps to help qualify as a REIT, including selling certain non-real-estate-related assets, and moving other non-real-estate-related assets into taxable REIT subsidiaries. A REIT conversion would also be facilitated by exchanging a portion of the Company's existing public senior unsecured notes for private notes issued by one or more of its taxable subsidiaries.

1 Increase (decrease) in shareholders' equity from operations, or "net income (loss)."
2 Adjusted net investment income is a non-GAAP financial measure. See "Reconciliation of Adjusted Net Investment Income to Net Income" below for an explanation regarding the calculation of Adjusted net investment income.
3 Excludes repo borrowings on U.S. Treasury securities.

Financial Results
The Company's total long Credit portfolio4 was $1.289 billion as of September 30, 2018, which was an increase of approximately 15% from $1.123 billion as of June 30, 2018. As of September 30, 2018, the Company's long Agency RMBS portfolio decreased approximately (0.4)% to $944.4 million, from $948.5 million as of June 30, 2018. With the increased size of its portfolio, the Company's debt-to-equity ratio3 increased to 3.04:1 as of September 30, 2018, up from 2.77:1 as of June 30, 2018.
During the third quarter, the Company's Credit strategy generated total gross income of $11.0 million, or $0.36 per share, and its Agency strategy generated gross income of $0.7 million, or $0.02 per share.
The Company's Credit portfolio continued to be the primary driver of its earnings. During the third quarter, the Company's Credit strategy generated net interest income5 of 17.7 million, net realized and change in net unrealized losses of $(41) thousand, net gain from interest rate hedges of $468 thousand, and other investment related expenses of $3.9 million. The Company benefited from strong performance in several of its loan-related strategies, including small balance commercial mortgage loans, consumer loans, and U.S. non-performing loans. Among the Company's securities strategies, non-Agency RMBS, U.S. CMBS, and investments in Ellington-sponsored CLOs performed well. Also during the quarter, credit hedges reduced profitability in many of the Company's credit strategies, and net credit hedges and other activities generated a loss of $(3.3) million, reversing the gains in this category from the first two quarters of the year.
Interest rates rose and Agency RMBS prices declined again during the quarter, which led to net realized and unrealized losses on the Company's Agency portfolio of $(7.6) million. However, these losses were more than offset by net interest income6 from the Agency portfolio of $2.8 million and gains on the Company's interest rate hedges and other activities of $5.5 million.

4 Excludes hedges, other derivative, and corporate relative value trading positions. Also excludes tranches of the Company's consolidated non-QM securitization trust that were sold to third parties. Including such tranches, the Company's total long Credit portfolio was $1.379 billion as of September 30, 2018 as compared to $1.224 billion as of June 30, 2018.
5 Excludes any interest income and interest expense items from Net interest rate hedges and Net credit hedges and other activities.
6 Excludes any interest income and interest expense items from Net interest rate hedges and other activities.

The following table summarizes the Company's investment portfolio holdings as of September 30, 2018 and June 30, 2018:

	September 30, 2018		June 30, 2018
(In thousands)	Fair Value	Cost	Fair Value	Cost
Long:
Credit:
Dollar Denominated:
CLO(1)	$156,087	$160,561	$210,935	$216,236
CMBS	14,923	13,995	16,927	16,890
Commercial Mortgage Loans and REO(2)	160,515	158,159	139,546	137,846
Consumer Loans and ABS Backed by Consumer Loans(1)	209,848	218,183	196,584	205,243
Corporate Debt and Equity	44,559	43,250	71,422	68,878
Debt and Equity Investment in Mortgage-Related Entities	30,171	25,314	30,823	25,314
Non-Agency RMBS	180,223	168,399	156,834	144,760
Residential Mortgage Loans and REO	393,846	392,634	294,366	292,994
Non-Dollar Denominated:
CLO	—	—	4,670	4,788
CMBS	16,250	16,774	16,309	16,468
Consumer Loans and ABS Backed by Consumer Loans	919	825	8,723	899
Corporate Debt and Equity	11,400	12,165	11,911	12,576
RMBS(3)	199,108	200,416	130,395	128,620
Agency:
Fixed-Rate Specified Pools	850,453	877,590	853,120	874,862
Floating-Rate Specified Pools	5,539	5,684	6,155	6,304
IOs	33,050	34,134	32,899	33,630
Reverse Mortgage Pools	55,396	57,552	56,371	58,104
TBAs	303,552	304,331	317,013	316,530
Government:
Dollar Denominated	4,230	4,257	70,468	70,467
Total Long	2,670,069	2,694,223	2,625,471	2,631,409
Repurchase Agreements
Dollar Denominated	140,352	140,352	194,230	194,229
Non-Dollar Denominated	20,070	20,116	20,181	20,117
Total Repurchase Agreements	160,422	160,468	214,411	214,346
Short:
Credit:
Dollar Denominated:
Corporate Debt and Equity	(60,809)	(60,965)	(84,395)	(85,280)
Agency:
TBAs	(562,098)	(564,232)	(618,665)	(616,872)
Government:
Dollar Denominated	(52,809)	(52,884)	(159,220)	(159,005)
Non-Dollar Denominated	(19,633)	(19,605)	(19,866)	(19,668)
Total Short	(695,349)	(697,686)	(882,146)	(880,825)
Net Total	$2,135,142	$2,157,005	$1,957,736	$1,964,930

(1)	Includes equity investment in a securitization-related vehicle.

(2)	Includes equity investment in a limited liability company holding small balance commercial mortgage loans.

(3)	Includes RMBS secured by non-performing loans and REO, and an investment in an entity holding a securitization call right.

The following table summarizes the Company's operating results for the quarters ended September 30, 2018 and June 30, 2018 and the nine-month period ended September 30, 2018:

	Quarter Ended September 30, 2018	Per Share	% of Average Equity	Quarter Ended June 30, 2018	Per Share	% of Average Equity	Nine-Month Period Ended September 30, 2018	Per Share	% of Average Equity
(In thousands, except per share amounts)
Credit:
Interest income and other income	$26,522	$0.86	4.32%	$23,053	$0.75	3.75%	$70,120	$2.25	11.41%
Net realized gain (loss)	9,845	0.32	1.60%	105	—	0.01%	14,911	0.48	2.43%
Change in net unrealized gain (loss)	(9,886)	(0.32)	(1.61)%	11,046	0.36	1.80%	8,840	0.28	1.44%
Net interest rate hedges(1)	468	0.02	0.08%	29	—	—%	676	0.02	0.11%
Net credit hedges and other activities(2)	(3,250)	(0.11)	(0.53)%	1,659	0.05	0.27%	(396)	(0.01)	(0.06)%
Interest expense(3)	(8,786)	(0.28)	(1.43)%	(7,680)	(0.25)	(1.25)%	(23,113)	(0.74)	(3.76)%
Other investment related expenses	(3,921)	(0.13)	(0.64)%	(3,288)	(0.11)	(0.53)%	(9,828)	(0.32)	(1.60)%
Total Credit profit (loss)	10,992	0.36	1.79%	24,924	0.80	4.05%	61,210	1.96	9.97%
Agency RMBS:
Interest income	7,873	0.25	1.28%	8,345	0.27	1.36%	22,911	0.74	3.73%
Net realized gain (loss)	(1,388)	(0.04)	(0.23)%	(1,509)	(0.05)	(0.25)%	(4,084)	(0.13)	(0.66)%
Change in net unrealized gain (loss)	(6,167)	(0.20)	(1.00)%	(4,151)	(0.14)	(0.67)%	(22,909)	(0.74)	(3.73)%
Net interest rate hedges and other activities(1)	5,510	0.18	0.90%	3,406	0.12	0.56%	19,155	0.62	3.12%
Interest expense	(5,087)	(0.17)	(0.83)%	(4,439)	(0.14)	(0.73)%	(12,997)	(0.42)	(2.12)%
Total Agency RMBS profit (loss)	741	0.02	0.12%	1,652	0.06	0.27%	2,076	0.07	0.34%
Total Credit and Agency RMBS profit (loss)	11,733	0.38	1.91%	26,576	0.86	4.32%	63,286	2.03	10.31%
Other interest income (expense), net	347	0.01	0.06%	497	0.02	0.09%	1,242	0.04	0.20%
Other expenses	(4,182)	(0.14)	(0.68)%	(4,598)	(0.15)	(0.75)%	(12,832)	(0.41)	(2.09)%
Net increase in equity resulting from operations (before incentive fee)	7,898	0.25	1.29%	22,475	0.73	3.66%	51,696	1.66	8.42%
Incentive fee	(424)	(0.01)	(0.07)%	(291)	(0.01)	(0.05)%	(715)	(0.02)	(0.12)%
Net increase (decrease) in equity resulting from operations	$7,474	$0.24	1.22%	$22,184	$0.72	3.61%	$50,981	$1.64	8.30%
Less: Net increase (decrease) in equity resulting from operations attributable to non-controlling interests	813			991			2,089
Net increase (decrease) in shareholders' equity resulting from operations(4)	$6,661	$0.22	1.12%	$21,193	$0.69	3.53%	$48,892	$1.58	8.18%
Weighted average shares and convertible units(5) outstanding	30,859			30,907			31,098
Average equity (includes non-controlling interests)(6)	$613,816			$612,622			$614,426
Weighted average shares and LTIP units outstanding(7)	30,647			30,695			30,886
Average shareholders' equity (excludes non-controlling interests)(6)	$596,204			$597,870			$597,625

(1)	Includes TBAs and U.S. Treasury securities, if applicable.

(2)	Includes equity and other relative value trading strategies and related hedges.

(3)	Includes interest expense on the Company's Senior Notes.

(4)
Per share information is calculated using weighted average shares and LTIP units outstanding. Percentage of average equity is calculated using average shareholders' equity, which excludes non-controlling interests.

(5)	Convertible units include Operating Partnership units attributable to non-controlling interests and LTIP units.

(6)	Average equity and average shareholders' equity are calculated using month end values.

(7)	Excludes Operating Partnership units attributable to non-controlling interests.

About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that invests in a diverse array of financial assets, including residential and commercial mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, corporate equity and debt securities (including distressed debt), non-mortgage and mortgage-related derivatives, equity investments in mortgage-related entities, and other strategic investments. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Thursday, November 8, 2018, to discuss its financial results for the quarter ended September 30, 2018. To participate in the event by telephone, please dial (877) 241-1233 at least 10 minutes prior to the start time and reference the conference passcode 3595166. International callers should dial (810) 740-4657 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Thursday, November 8, 2018, at approximately 2 p.m. Eastern Time through Thursday, November 22, 2018 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the passcode 3595166. International callers should dial (404) 537-3406 and enter the same passcode. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include without limitation management's beliefs regarding the current economic and investment environment and the Company's ability to implement its investment and hedging strategies, performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in its Agency portfolio, estimated effects on the fair value of the Company's holdings of a hypothetical change in interest rates, statements regarding the drivers of the Company's returns, the Company's expected ongoing annualized expense ratio, statements regarding potential changes to the Company's corporate structure, and statements regarding the Company's intended dividend policy including the amount to be recommended by management, and the Company's share repurchase program. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 15, 2018 which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands, except per share amounts)	September 30, 2018	June 30, 2018	September 30, 2018
Investment income
Interest income	$35,300	$31,941	$95,333
Other income	1,046	1,094	2,857
Total investment income	36,346	33,035	98,190
Expenses
Base management fee to affiliate (Net of fee rebates of $423, $252, and $950, respectively)	1,830	2,021	5,829
Incentive fee to affiliate	424	291	715
Interest expense	15,678	13,383	40,624
Other investment related expenses:
Servicing and other	4,384	3,771	11,107
Other operating expenses	2,352	2,578	7,004
Total expenses	24,668	22,044	65,279
Net investment income	11,678	10,991	32,911
Net realized gain (loss) on:
Investments	8,551	(388)	20,747
Financial derivatives, excluding currency hedges	479	(3,632)	(2,251)
Financial derivatives—currency hedges	297	3,787	1,881
Foreign currency transactions	775	(1,110)	1,433
	10,102	(1,343)	21,810
Change in net unrealized gain (loss) on:
Investments	(13,372)	7,457	(12,767)
Other secured borrowings	(358)	414	840
Financial derivatives, excluding currency hedges	173	6,553	9,922
Financial derivatives—currency hedges	528	76	1,404
Foreign currency translation	(1,277)	(1,964)	(3,139)
	(14,306)	12,536	(3,740)
Net realized and change in net unrealized gain (loss) on investments, financial derivatives, and other secured borrowings	(4,204)	11,193	18,070
Net increase in equity resulting from operations	7,474	22,184	50,981
Less: Increase in equity resulting from operations attributable to non-controlling interests	813	991	2,089
Net increase in shareholders' equity resulting from operations	$6,661	$21,193	$48,892
Net increase in shareholders' equity resulting from operations per share:
Basic and diluted	$0.22	$0.69	$1.58
Weighted average shares and LTIP units outstanding	30,647	30,695	30,886
Weighted average shares and convertible units outstanding	30,859	30,907	31,098

ELLINGTON FINANCIAL LLC
CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES, AND EQUITY
(UNAUDITED)

	As of
(In thousands, except share amounts)	September 30, 2018	June 30, 2018	December 31, 2017(1)
ASSETS
Cash and cash equivalents	$53,598	$22,071	$47,233
Restricted cash	425	425	425
Investments, financial derivatives, and repurchase agreements:
Investments, at fair value (Cost–$2,694,223, $2,631,409, and $2,071,754)	2,670,069	2,625,471	2,071,707
Financial derivatives–assets, at fair value (Net cost–$20,895, $24,510, and $31,474)	31,338	30,669	28,165
Repurchase agreements (Cost–$160,468, $214,346, and $155,109)	160,422	214,411	155,949
Total Investments, financial derivatives, and repurchase agreements	2,861,829	2,870,551	2,255,821
Due from brokers	83,915	84,196	140,404
Receivable for securities sold and financial derivatives	670,952	637,965	476,000
Interest and principal receivable	38,635	32,469	29,688
Other assets	5,207	24,399	43,770
Total assets	$3,714,561	$3,672,076	$2,993,341
LIABILITIES
Investments and financial derivatives:
Investments sold short, at fair value (Proceeds–$697,686, $880,825, and $640,202)	$695,349	$882,146	$642,240
Financial derivatives–liabilities, at fair value (Net proceeds–$16,294, $18,294, and $27,463)	27,226	25,675	36,273
Total investments and financial derivatives	722,575	907,821	678,513
Reverse repurchase agreements	1,636,039	1,421,506	1,209,315
Due to brokers	4,551	3,250	1,721
Payable for securities purchased and financial derivatives	430,808	431,024	202,703
Other secured borrowings (Proceeds–$114,190, $95,630, and $57,909)	114,190	95,630	57,909
Other secured borrowings, at fair value (Proceeds–$90,409 $102,298, and $125,105)	89,569	101,100	125,105
Senior notes, net	84,968	84,902	84,771
Accounts payable and accrued expenses	5,337	4,105	3,885
Base management fee payable to affiliate	1,830	2,021	2,113
Incentive fee payable to affiliate	424	291	—
Interest and dividends payable	6,451	6,791	5,904
Other liabilities	1,141	360	441
Total liabilities	3,097,883	3,058,801	2,372,380
EQUITY	616,678	613,275	620,961
TOTAL LIABILITIES AND EQUITY	$3,714,561	$3,672,076	$2,993,341
ANALYSIS OF EQUITY:
Common shares, no par value, 100,000,000 shares authorized;
(30,155,055, 30,149,880, and 31,335,938, shares issued and outstanding)	$583,179	$589,000	$589,722
Additional paid-in capital–LTIP units	10,618	10,567	10,377
Total Shareholders' Equity	593,797	599,567	600,099
Non-controlling interests	22,881	13,708	20,862
Total Equity	$616,678	$613,275	$620,961
PER SHARE INFORMATION:
Common shares, no par value	$19.69	$19.89	$19.15
DILUTED PER SHARE INFORMATION:
Common shares and convertible units, no par value (2)	$19.37	$19.57	$18.85

(1)	Derived from audited financial statements as of December 31, 2017.

(2)	Based on total equity excluding non-controlling interests not represented by instruments convertible into common shares.

Reconciliation of Adjusted Net Investment Income to Net Investment Income
The table below reconciles Adjusted net investment income for the three-month period ended September 30, 2018 to the line, Net investment income, on the Company's Consolidated Statement of Operations, which the Company believes is the most directly comparable U.S. GAAP measure. Adjusted net investment income includes net realized and change in net unrealized gains (losses) from certain of the Company's equity investments in partnerships and net periodic (payments) receipts on various interest rate swaps, and excludes incentive fee, deal expenses, and the Catch-Up Premium Amortization Adjustment. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
The Company believes that Adjusted net investment income provides information useful to investors because it is one of the metrics that it uses to assess its performance and to evaluate the effective net yield provided by the Company's portfolio. However, because Adjusted net investment income is an incomplete measure of the Company's financial results and differs from Net investment income computed in accordance with U.S. GAAP, it should be considered as supplementary to, and not as a substitute for, Net investment income computed in accordance with U.S. GAAP.

(In thousands, except per share amounts)	Three-Month Period Ended September 30, 2018
Net investment income	$11,678
Include:
Net realized and change in net unrealized gains (losses) from certain equity investments in partnerships(1)	104
Net periodic (payments) receipts on interest rate swaps(2)	79
Exclude:
Incentive fee to affiliate	(424)
Catch-up Premium Amortization Adjustment	(170)
Adjusted net investment income	$12,455
Weighted average shares and convertible units outstanding	30,859
Net investment income per share	$0.38
Adjusted net investment income per share	$0.40

(1)	Includes only those components that would be included in net investment income at the underlying partnership.

(2)	Net periodic (payments) receipts on interest swaps related to our interest rate hedging portfolio.